 Exhibit 99.1

Company Contact: Robert Lewis, CFO iMergent, Inc. 801.431.4695 investor_relations@imergentinc.com	Investor Relations Contact: Kirsten Chapman Lippert/Heilshorn & Associates 415.433.3777 kchapman@lhai.com

- iMergent Reaches Settlement with the State of Oregon  -

-  Business in Oregon not affected -

OREM, Utah, May 30, 2008 - iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce software for small businesses and entrepreneurs, announced the Office of the Attorney General of the State of Oregon and iMergent consented to an Assurance of Voluntary Compliance which was entered on May 28, 2008. The settlement resolves outstanding matters with the State of Oregon and does not affect continued operations there.

Under the terms of the agreement, the company expressly denied any wrongdoing or that it had made any misrepresentations and agreed to make certain disclosures regarding the software sold by the company and the services provided by the company.  There were no refunds required in the settlement; however, iMergent agreed to pay costs of $33,000 to the State of Oregon.

Jeff Korn, iMergent general counsel, said, “We are pleased to resolve another long-standing investigation. This settlement supports our intention to aggressively work with regulators to resolve issues that arose prior to our adoption of the StoresOnline Express business model. The disclosures required by the settlement have already been incorporated in our presentations. We would like to thank the office of the Attorney General of the State of Oregon for a thorough review of our activities and working openly with us.”

Don Danks, CEO, stated, “We believe our ability to address issues with regulators has been greatly assisted by the change to our StoresOnline Express business model as well as our superb customer service exemplified by the Excellence in Service Operations certification awarded to us by the Service & Support Professionals Association (SSPA), which was announced in January.”

Before the stock market opened today, the company filed an SEC Form 8-K.

Safe Harbor

Statements made in this press release regarding (1) iMergent continuing business in the State of Oregon (2) the settlement resolving outstanding matters with the State of Oregon, (3) the settlement not affecting continued operations in the State of Oregon, (4) continuing to work with regulators to address outstanding issues, (5) complaints reviewed in this action being issues raised prior to the company adopting the StoresOnline Express business model, (6) disclosures required by the settlement having already been incorporated in  presentations and  (7) the company’s ability to address issues with regulators having been greatly assisted by the change to StoresOnline Express business model as well as our superb customer service, are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors that affect iMergent's operations, please refer to the company's Form 10-K for the year ended June 30, 2007, and Forms 10-Q for the periods ended September 30, 2007, December 31, 2007, and March 31, 2008.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet.  Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers.  In addition to software, iMergent offers site development, web hosting and marketing products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs.  These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.